Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-3G TRUST

   Quarterly Noteholders Report Related to the September 27, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD $496,108,077.44
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $ 25,000,000.00
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Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,302,751.10
notes on the payment date
                                                         B1 Notes:         USD $147,638.02
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Aggregate of principal payments to be made in respect    A2 Notes:         USD $33,978,900.00
to each class of notes on payment date being 27th
September 2004                                           B1 Notes;         USD $0.00
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Income for the collection period                         AUD $18,637,698.35
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $81,472,628.00
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Expenses of the trust for the period                     AUD $15,908,483.22
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $17,749,419.00
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Interest rates (US all in) applicable for period         A2 Notes:     2.20000%
ending 29th December 2004                                B1 Notes:     2.70000%
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The Scheduled and Unscheduled payments of principal      Scheduled           AUD $1,188,587.00
during the Collection period                             Unscheduled         AUD $80,323,821.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         19 September 2004:  AUD $939,916,318.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29      1.75%
period                                                                    30-59     0.55%
                                                                          60+       0.79%
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